UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2025

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (760) 452-8111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	QLGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm

On October 1, 2025, WithumSmith+Brown, PC (“Withum”) notified the Audit Committee of the Board of Directors (the “Audit Committee”) of Qualigen Therapeutics, Inc. (the “Company”) that it had resigned as the Company’s independent registered public accounting firm, effective immediately. The Audit Committee accepted Withum’s resignation.

Withum advised the Company in writing (the “Notice”) that its withdrawing its engagement with the Company relating to the terms outlined in the engagement letter dated April 14, 2025 with respect to quarterly reviews of the interim consolidated financial statements for the period ended September 30, 2025 and the engagement letter dated September 8, 2025 with respect to the audit of the consolidated financial statements for the year ending December 31, 2025.

The reports of Withum on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the inclusion of an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the period from July 11, 2024 through the Company’s most recent fiscal year ended December 31, 2024, and the subsequent interim period through October 1, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or disputes between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in connection with the reports on the Company’s financial statements for such periods. In addition, during the Company’s most recent fiscal year ended December 31, 2024 and the subsequent interim period through October 1, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for material weaknesses in the Company’s internal control over financial reporting related to: (i) the lack of sufficient number of personnel within the accounting function to adequately segregate duties, (ii) the lack of designed and implemented effective Information Technology General Controls (“ITGC”) related to access controls to financial accounting systems, and (iii) the lack of formalized documentation of its processes and controls that could be evaluated for proper design and implementation.

The Company provided Withum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Withum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 6, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

Effective October 3, 2025, the Company’s Audit Committee approved the engagement of Macias Gini & O’Connell LLP (“MGO”) as the Company’s new independent registered public accounting firm for the final year ending December 31, 2025, and to perform interim reviews of the Company’s unaudited financial information for the three- and nine-month periods ended September 30, 2025, the three-month period ended March 31, 2026, the three- and six-month periods ended June 30, 2026, and the three- and nine-month periods ended September 30, 2026, subject to the completion of client acceptance procedures.

During the most recent fiscal year and any subsequent interim period prior to the engagement of MGO, the Company did not consult with MGO regarding (i) the application of accounting principles to a specific completed or proposed transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Officer Appointments

Effective October 2, 2025, the Company appointed Jiawei Wang as the Co-Chief Executive Officer of the Company.

Mr. Wang, age 34, currently serves as President of the Faraday Future Intelligent Electric Inc. (“FF”), and was the FF’s Vice President of Global Capital Markets from May 2018 to April 2022. Prior to that, he was Global Head of Capital Markets at FF from January 2018 to May 2018, and General Manager of China Capital Markets from March 2017 to January 2018. He was the co-founder and Executive Chairman of AIBOT Inc. from September 2022 to March 2025 and now serves as the Chairman of AIBOT Inc., an AI-driven, intelligent eVTOL aircraft developer. Before joining the FF, Mr. Wang worked at Le Holdings Co. Ltd. as Director of Corporate Development from 2015 to 2017. He co-founded Global Galaxy Inc., a private investment firm in September 2013 and worked as a private equity analyst at Knights Investment Group from December 2013 to February 2014.

There are no arrangements or understandings between Mr. Wang and any other persons, pursuant to which Mr. Wang was selected as an officer of the Company. Mr. Wang has no family relationships with any of the Company’s directors or executive officers.

Effective October 2, 2025, the Company appointed Koti Meka as the Chief Financial Officer of the Company.

Mr. Meka, age 56, serves as the Chief Financial Officer of Faraday Future Intelligent Electric Inc., where he has managed finance operations, led financial planning and analysis, and supported initiatives in process improvement, target setting, and cost reduction. Previously, Mr. Meka spent 14 years at Ford Motor Company in various roles focused on cost optimization, product development finance, and corporate finance. His experience also includes work as a Management Consultant at Accenture and as a Product & Application Engineer at Detroit Diesel. Mr. Meka holds an MBA from the University of Michigan-Dearborn, an M.S. in Mechanical Engineering from Wayne State University, and a B.Tech. in Mechanical Engineering from Jawaharlal Nehru Technological University, India.

There are no arrangements or understandings between Mr. Meka and any other persons, pursuant to which Mr. Meka was selected as an officer of the Company. Mr. Meka has no family relationships with any of the Company’s directors or executive officers.

There are no compensation arrangements, plans, or agreements entered into between the Company and the newly appointed officers of the Company.

Director Appointments

In connection with the previously disclosed private placement offering (the Offering”) that closed on September 29, 2025, the Board of Directors (the “Board”) of the Company appointed three new members to serve as directors of the Board.

On September 26, 2025, as previously disclosed the Board appointed Kevin Chen to serve as an independent member of the Board.

Further, on October 2, 2025, Chad Chen and Jie Sheng were appointed as members of the Board.

Mr. Chen, age 42, serves as a board member of Faraday Future Intelligent Electric Inc. Mr. Chen is a partner with the law firm of Yoka | Smith, LLP (“Yoka Smith”), where he has practiced since 2012. He represents national and multinational clients in both litigation and non-litigation matters. Mr. Chen’s litigation practice includes representing corporate clients in commercial and business disputes, product liability defense, and class action defense. His non-litigation practice encompasses contract management, counseling on business transactions and serving as outside general counsel in dealing with local, state, and federal agencies, including the U.S. Department of the Treasury, the U.S. Department of Commerce, United States International Trade Commission, and various tax authorities. Prior to joining Yoka Smith, Mr. Chen worked in-house at an alternative energy company and was an associate with Collins + Collins, LLP (formerly Collins Collins, Muir + Stewart LLP). He received his Juris Doctor degree from Southwestern Law School in Los Angeles, California and his Bachelor of Arts in Economics and Political Science from the University of California, Irvine.

Mr. Sheng, age 42, serves as the Head of Operations & Finance Director of FF Global Partners LLC. Previously, Mr. Sheng served as Deputy Managing Director of China Aviation Fuel (Europe) Limited, a wholly-owned subsidiary of China Aviation Oil (Singapore) Corporation (“CAO”), a Singapore Exchange-listed Company, which in turn is a majority-owned subsidiary of China National Aviation Fuel Group Corporation (“CNAF”), a Fortune 500 company, the largest Chinese state-owned aviation fuel supplier which integrates the purchase, transportation, storage, quality management, sales and into-plane service of aviation fuel in China.

There are no compensation arrangements, plans, or agreements entered into between the Company and the newly appointed Board members of the Company.

Committee Appointments

Additionally, the Board appointed Jie Sheng to serve as the Chairman of the Audit Committee, as well as Graydon Bensler and Chad Chen to serve as members of the Audit Committee.

The Board also appointed Chad Chen, Kevin Chen, and Jie Sheng to all serve as members of both the Nominating and Corporate Governance Committee and the Compensation Committee.

Director Resignations

In connection with the Offering, Cody Price and Robert Lim resigned as members of the Board. These resignations were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Further, in connection with the Offering, Campbell Becher resigned as a member of the Board. Mr. Becher remains as the Company’s President. Mr. Becher’s resignation as a member of the Board was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from WithumSmith+Brown dated October 6, 2025.
99.1	Press Release dated October 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025	QUALIGEN THERAPEUTICS, INC.

	By:	/s/ Kevin A. Richardson II
	Name:	Kevin A. Richardson II
	Title:	Co-Chief Executive Officer